SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                        Advantica Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                          13-3487402
(State or other jurisdiction                            (I.R.S. Employer
of incorporation of organization)                       Identification No.)

203 East Main Street, Spartanburg, SC                         29319
(Address of Principal Executive Offices)                   (Zip Code)


                           Advantica Stock Option Plan
                            (Full title of the plan)
              Advantica Restaurant Group Director Stock Option Plan
                            (Full title of the plan)
                  --------------------------------------------

                             Rhonda J. Parish, Esq.
             Executive Vice President, General Counsel and Secretary
                        Advantica Restaurant Group, Inc.
                              203 East Main Street
                        Spartanburg, South Carolina 29319
                                 (864) 597-8000
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

   Title of Securities          Amount to Be               Proposed                  Proposed                Amount of
    to Be Registered           Registered (1)              Maximum                   Maximum              Registration Fee
                                                      Offering Price Per            Aggregate
                                                            Share                 Offering Price

------------------------- ------------------------ ------------------------  ------------------------ ------------------------
Common Stock,                 2,652,000 shares            $ 1.3125   (2)             $3,480,750                 $919.00
$.01 par value                   48,000 shares            $10.00     (3)             $  480,000                 $127.00
   Total
------------------------- ------------------------ ------------------------  ------------------------ ------------------------

(1) 4,888,888 shares were previously registered under Registration No. 333-53031 for issuance under the Advantica Restaurant Group Stock Option Plan (the "Non-Officer Plan") or the Advantica Restaurant Group Officer Stock

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     Option Plan (the "Officer Plan"), which plans were subsequently merged together, with the name of the surviving plan being changed to the Advantica Stock Option Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") and based on the average of the highest and lowest prices at which shares of Common Stock of Advantica Restaurant Group, Inc. ("Advantica" or the "Company") were sold on January 27, 2000 on the NASDAQ SmallCap Market.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act and based on the exercise price of $10.00 per share of the options for shares of Common Stock granted to date.

Explanatory Note: This Registration Statement also constitutes, pursuant to Rule 429 of the Rules and Regulations of the Securities Act and the Registrant's undertaking in Item 9(1) of the Registration Statement on Form S-8 filed May 19, 1998 (amended July 9, 1998) (Registration No. 333-53031), a post-effective amendment to the Registrant's Registration Statement on Form S-8 (Registration No. 333-53031) relating to the registration of 4,888,888 shares under the Officer Plan and Non-Officer Plan, to include and reflect the merger of these plans and the resulting name change of the surviving plan to the "Advantica Stock Option Plan".

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to persons participating in the Advantica Stock Option Plan or the Advantica Restaurant Group Director Stock Option Plan (collectively the "Plans") as applicable, as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement as applicable, taken together, constitute a prospectus with respect to each of the respective Plans that meets the requirements of
Section 10(a) of the Securities Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Plans.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by Advantica are incorporated herein by reference:

(i)       Advantica's Annual Report on Form 10-K for the year ended December 30,
          1998;

(ii) Advantica's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 29, 1999; and

(iii) The section entitled "Description of Registrant's Securities To Be Registered" in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents filed by Advantica pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

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         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         None.

Item 6.           Indemnification of Directors and Officers.

         Advantica is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

         Advantica's Restated Certificate of Incorporation and By-Laws provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the extent permitted by Section 102(b)(7) of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL. Consequently, the registrant maintains officers' and directors' liability insurance for the benefit of its officers and directors. The Employment Agreement dated as of January 7, 1998 between Advantica and James B. Adamson also provides for indemnification of the Company to the extent permitted by Delaware law and, in connection therewith, calls for the advancement of attorneys' fees and expenses (subject to repayment in certain circumstances). The Registration Rights Agreement, dated as of January 7, 1998, among Advantica and each of the holders of registrable securities named therein, provides for indemnification by Advantica of the holder of registrable securities that is a party thereto for control person liability, if any, in respect of certain claims under the Securities Act.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.                 Exhibits.

     The following exhibits are filed as a part of this Registration
Statement:

      * 4.1 Merger Amendment, dated March 15, 1999 to the Non-Officer Plan and Officer Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the fiscal quarter ended March 31, 1999 (the "1999 First Quarter 10-Q").

      * 4.2 Advantica Stock Option Plan, as amended through March 15, 1999 (incorporated by reference to Exhibit 10.5 to the 1999 First Quarter 10-Q).

      * 4.3 Advantica Restaurant Group Director Stock Option Plan, as adopted January 28, 1998 and amended through September 28, 1998 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-Q for the fiscal quarter ended September 30, 1998).

          5.1 Opinion letter of J. Scott Melton, Esq., regarding the legality of the securities to be issued pursuant to the Advantica Stock Option Plan.

          5.2 Opinion letter of J. Scott Melton, Esq., regarding the legality of the securities to be issued pursuant to the Advantica Restaurant Group Director Stock Option Plan.

         23.1  Consent of Deloitte & Touche LLP.

         24.1 Power of Attorney (contained on the signature page to this Registration Statement).

           * Certain of the exhibits to this Registration Statement, indicated by as asterisk, are hereby incorporated by reference to other documents on file with the Commission with which they are physically filed, to be part hereof as of their respective dates.

Item 9.           Undertakings.

         (a)  The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                   [Signatures appear on the following page.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on this 14th day of January, 2000.

                                       ADVANTICA RESTAURANT GROUP, INC.

                                       By:   /s/ RHONDA J. PARISH
                                           ------------------------------------
                                             Rhonda J. Parish
                                             Executive Vice President, General
                                             Counsel and Secretary

         Each person whose signature appears below constitutes and appoints Rhonda J. Parish as his or her lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including, post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents, in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                          Title                                                    Date
         ---------                          -----                                                    ----

/s/   JAMES B. ADAMSON                      Director, Chairman, President and Chief              January 14, 2000
---------------------------------------     Executive Officer (Principal Executive Officer)
     (James B. Adamson)

/s/   RONALD B. HUTCHISON                   Executive Vice President and Chief Financial         January 14, 2000
---------------------------------------     Officer (Principal Financial and Accounting Officer)
     (Ronald B. Hutchison)

/s/   RONALD E. BLAYLOCK                    Director                                             January 14, 2000
---------------------------------------
     (Ronald E. Blaylock)

/s/   VERA KING FARRIS                      Director                                             January 14, 2000
---------------------------------------
     (Vera King Farris)

/s/   JAMES J. GAFFNEY                      Director                                             January 14, 2000
---------------------------------------
     (James J. Gaffney)

/s/   IRWIN N. GOLD                         Director                                             January 14, 2000
---------------------------------------
     (Irwin N. Gold)

/s/   ROBERT E. MARKS                       Director                                             January 14, 2000
---------------------------------------
     (Robert E. Marks)

/s/   CHARLES F. MORAN                      Director                                             January 14, 2000
---------------------------------------
     (Charles F. Moran)

/s/   ELIZABETH A. SANDERS                  Director                                             January 14, 2000
----------------------------------------
     (Elizabeth A. Sanders)

/s/   DONALD R. SHEPHERD                    Director                                             January 14, 2000
----------------------------------------
     (Donald R. Shepherd)



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